EXHIBIT 10.1

Amendment No. 5
to
Employment Agreement of Dave Schaeffer

This amendment is made by and between Cogent Communications, Inc. (the “Company”) and David Schaeffer (“Executive”). It amends the employment agreement between the parties dated February 7, 2000.

The purpose of this amendment is to remove from Executive’s employment agreement the provision granting a gross-up payment to Executive in the event he becomes subject to the “golden parachute” excise tax.

Section 8 Parachute Payments is deleted from the Employment Agreement.

Except as herein amended the Employment Agreement shall remain in full force and effect.

Accepted and Agreed to:

/s/ David Schaeffer
David Schaeffer
In his individual capacity

Date: April 7, 2010

Cogent Communications, Inc.

by: /s/ Robert N. Beury, Jr.
Robert N. Beury Jr.
Chief Legal Officer and VP
Cogent Communications, Inc. on
behalf of the board of directors

Date: April 7, 2010